UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 18, 2017

INNERSCOPE HEARING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-209341	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2151 Professional Drive, 2nd Floor Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

INNERSCOPE ADVERTISING AGENCY, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2017, InnerScope Advertising Agency, Inc. (the “Company”) amended its Articles of Incorporation, changing the name of the Corporation to InnerScope Hearing Technologies, Inc. The Company received the approval of approximately 93% of its outstanding shares of common stock for the amendment to its Articles of Incorporation. The name change was effective on August 25, 2017, with the Secretary of State of Nevada.

The Company will continue to trade under the ticker symbol “INND”. The new name became effective as of the opening of the market on September 18, 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the amendment to the Company’s Articles of Incorporation, the Company received the written consent of a majority of its shareholders, owning approximately 93% of the issued and outstanding shares of the Company’s common stock, approving the amendment.

Item 7.01 FD Disclosure

(a)       The Company issued a press release on September 18, 2018, a copy of which is attached hereto as an exhibit.

(b)       The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit
3.3*	Articles of Amendment as filed with the Nevada Secretary of State
99.1*	Press release issued by the Company September 18, 2017.

_________

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 18, 2017	INNERSCOPE HEARING TECHNOLOGIES, INC. f/k/a INNERSCOPE ADVERTISING AGENCY, INC.

	By:	/s/Matthew Moore
Matthew Moore Chief Executive Officer